Subsidiaries of the Registrant

Sonics has three wholly owned subsidiaries:

1.    Tooltex, Inc., an Ohio corporation
2.    Vibra-Surge Corporation, a Delaware corporation
3.    Sonics Realty, Inc., a Delaware corporation